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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684 and 333-       )
pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements of UroHealth Systems, Inc. of our report dated January 8, 1997, with respect to the financial statements of UroHealth Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                          /s/ CHERRY, BEKAERT & HOLLAND,
                                          L.L.P.

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                                               Cherry, Bekaert & Holland, L.L.P.



Augusta, Georgia


January 8, 1997